Exhibit 99.1

Objectsoft  Corporation
Proforma Condensed Unaudited Balance Sheet

The following pro forma condensed unaudited balance sheet as of June 30, 1999 gives effect to the funding obtained by the Company on August 13, 1999 in a private placement of the Company's Series F Convertible Preferred Stock and related warrants. Such balance sheet is unaudited and is based on the information from the books and records of the Company and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted.

                                               Actual                   Proforma
                                                June                      June
                                              30, 1999    Adjustment    30, 1999
                                            ------------  -----------  -----------
        ASSETS

Current assets:
   Cash and cash equivalents                    $32,959   $2,085,000   $2,117,959
   Marketable securities                        653,677                   653,677
   Accounts receivable                           99,216                    99,216
   Prepaid expenses and other
        current assets                          227,780                   227,780
   Deferred tax asset                           480,000                   480,000
                                            ------------  -----------  -----------
   Total current assets                       1,493,632    2,085,000    3,578,632
Equipment, at cost, net of
   accumulated depreciation                   1,338,249                 1,338,249
Capitalized software                            183,790                   183,790
Notes  receivable-
   officer/ shareholder                         546,883                   546,883
Other assets                                     94,196                    94,196
                                            ------------  -----------  -----------
T O T A L                                    $3,656,750   $2,085,000   $5,741,750
                                            ============  ===========  ===========

        LIABILITIES
Current liabilities
   Current portion of long-term
        debt                                    $12,867                   $12,867
   Current portion of obligations
        under capital lease                      40,267                    40,267
   Accounts payable                             643,988                   643,988
   Accrued expenses                             287,654                   287,654
   Other current liabilities                      5,829                     5,829
                                            ------------  -----------  -----------
Total current liabilities                       990,605            0      990,605
                                            ------------  -----------  -----------

Long-term debt                                    7,165                     7,165
Obligations under capital lease                 137,084                   137,084
                                            ------------  -----------  -----------
Total Liabilities                             1,134,854            0    1,134,854
                                            ------------  -----------  -----------


        STOCKHOLDERS' EQUITY

6% non-voting convertible preferred D
   stock, $100 par, authorized 20,000 shares
   issued and outstanding 7,000 shares          700,000                   700,000
6% non-voting convertible preferred E
   stock, $100 par, authorized 25,000 shares
   issued and outstanding 21,000 shares       2,100,000                 2,100,000
6% non-voting convertible preferred F
   stock, $100 par, authorized 25,000 shares
   issued and outstanding 21,000 shares                    2,100,000    2,100,000
Common stock, $.001 par value; authorized
   20,000,000 shares; issued and outstanding
   6,850,769 shares at December 31, 1998,
   and 7,152,238 at June  30, 1999                  715                       715
Additional paid-in capital                    8,457,901      (15,000)   8,442,901
Accumulated deficit                          (8,736,720)               (8,736,720)
                                            ------------  -----------  -----------
   Total stockholders' equity                 2,521,896    2,085,000    4,606,896
                                            ------------  -----------  -----------
T O T A L                                    $3,656,750   $2,085,000   $5,741,750
                                            ============  ===========  ===========
